Exhibit 3.6

                         CERTIFICATE OF AMENDMENT OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                              DEL ELECTRONICS CORP.

                    Under Section 805 of the Business Corporation Law it is hereby certified that:

                 FIRST:     The name of the Corporation is DEL ELECTRONICS CORP.


                 SECOND: The certificate of incorporation of the Corporation was filed by the Department of State on October 26, 1954.

                 THIRD: The amendment of the certificate of incorporation of the Corporation effected by this certificate of amendment is as follows:

                 to  change   the  name  of  the   Corporation   to  DEL  GLOBAL
TECHNOLOGIES CORP.

                 FOURTH:  To  accomplish  the  foregoing  amendment,   paragraph
"First" of the certificate of incorporation of the Corporation is hereby amended to read as follows:


                 "FIRST: The name of the Corporation is DEL GLOBAL TECHNOLOGIES CORP."


                 FIFTH: The foregoing amendment of the certificate of incorporation of the Corporation was authorized by the Board of Directors and followed by the majority vote of the holders of all of the outstanding shares of the Corporation entitled to vote on such amendment of the certificate of incorporation.


                 IN WITNESS WHEREOF, we have hereunto signed this certificate this 14th day of February, 1996, and affirmed that the statements made herein are true under penalties of perjury.



                                             /S/Leonard A. Trugman
                                             -----------------------
                                             Leonard A. Trugman, President



                                             /S/Michael Taber
                                             ----------------------
                                             Michael Taber, Secretary